TRIBUNE PUBLISHING REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Company Delivers Year-over-year Net Income Growth Driven by Continued Growth in Digital Subscribers and Content Revenue and Ongoing Cost Management Efforts

Board Authorizes $25 Million Stock Repurchase Program as Part of Balanced Capital Allocation Policy

CHICAGO, March 13, 2019 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ:TPCO) today announced financial results for the fourth quarter and full year ended December 30, 2018. Unless otherwise noted, amounts and disclosures throughout this earnings release relate to continuing operations and exclude all discontinued operations including the Los Angeles Times, San Diego Union-Tribune and other assets of the California News Group (collectively, the “California properties”) and forsalebyowner.com.

Fourth Quarter 2018 Highlights:

•	Total revenues of $283.5 million were down 4.2% year-over-year

•	Net income increased to $2.4 million, or $0.07 per share, in the fourth quarter of 2018 compared to a loss of $0.4 million, or a loss of $0.01 per share in the fourth quarter of 2017

•	Adjusted EBITDA increased to $46.5 million, up $11.3 million year-over-year

•	Digital content revenues were up 145% compared to the fourth quarter of 2017

•	Digital-only subscribers increased 47% to 250,000 at the end of the fourth quarter 2018, up from 170,000 at the end of the fourth quarter 2017

Timothy P. Knight, Tribune Publishing CEO and President, said, “2018 was a year of transition as we made important changes to our media portfolio to position the infrastructure and organization for long-term success. We also made tremendous progress in growing our paid digital subscriber base as digital-only subscribers increased 47% from the end of the fourth quarter 2017 and related digital content revenues more than doubled. In addition, our relentless focus on execution drove a significant year-over-year improvement in Adjusted EBITDA and EPS in the fourth quarter.”

Mr. Knight continued, “As we enter 2019, we are optimistic about the strength of our business and the opportunities that lie ahead. We are pleased to announce that the Board approved a new $25 million, two-year stock repurchase program.  The program demonstrates the confidence we have in the strength of our business and our ability to generate cash flow.  As part of our disciplined capital allocation strategy, we will continue to make the necessary investments in people and products and look to return capital to shareholders as we work to deliver shareholder value.”

“Tribune remains a leading news source for the communities we serve, and we are proud of the award-winning journalism our newsrooms produce daily. We are also very pleased that the prestigious National Press Foundation’s Benjamin C. Bradlee Editor of the Year award was recently presented to Rick Hutzell, the Editor of the Capital Gazette”, Mr. Knight said.

Fourth Quarter 2018 Results

Fourth quarter 2018 total revenues were $283.5 million, down $12.4 million or 4.2% compared to $295.9 million for fourth quarter 2017. Revenue for the fourth quarter 2018 includes $34.5 million attributable to the BestReviews and the Virginian-Pilot Media Companies (“VPMC”) acquisitions and revenue associated with the Company’s Transition Service Arrangement with the California properties, offset by core revenue declines, a $9.8 million downward revenue impact associated with the agreement with Cars.com to convert Tribune Publishing's eight affiliate markets into Cars.com's direct retail channel, as well as $16.9 million associated with an extra operating week in 2017.

Fourth quarter 2018 total advertising revenue and digital advertising revenue were $127.5 million and $26.2 million, respectively. Excluding the VPMC and Cars.com impact, total advertising revenue would have been down 12.5% year-over-year.

Total operating expenses, including depreciation and amortization, in the fourth quarter of 2018 were $287.4 million, down 1.0%, compared to $290.3 million in the fourth quarter of 2017. The decrease resulted from the Company’s ongoing strong cost management and reduced expenses related to the Cars.com transition, partially offset by the impact of the BestReviews and VPMC acquisitions.

Income from continuing operations was $4.0 million in the fourth quarter of 2018, compared to a loss of $4.8 million in the fourth quarter of 2017.

Adjusted EBITDA was $46.5 million in the fourth quarter of 2018, versus $35.2 million in the fourth quarter of 2017. The increase is primarily due to a $4.8 million contribution from the BestReviews and VPMC acquisitions and $6.5 million improved profitability from continuing operations due to reduced compensation and bad debt expense.

For the full year ended December 30, 2018, capital expenditures totaled $53.2 million. Cash balance at December 30, 2018, was $141.5 million, which includes $43.9 million of restricted cash reflected in long-term assets.

Segment Results
The Company operates in two segments: M, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, except digital subscription revenues when bundled with a print subscription, and X, which includes all digital revenues and related expenses of the Company from local Tribune Publishing websites, third party websites, mobile applications, digital-only subscriptions, Tribune Content Agency and BestReviews.

Included in the tables below is segment reporting for M and X for the fourth quarters of 2018 and 2017.

M
Fourth quarter 2018 M total revenues were $227.2 million, down 8.3% compared to the fourth quarter of 2017. Excluding the impact of the Virginian-Pilot and the extra week in 2017, advertising revenue was down 12.0%, which sequentially was a significant improvement compared to the third quarter of 2018.

Fourth quarter 2018 operating expenses for M increased 1.8% compared to the prior-year quarter, driven primarily by the impact of the VPMC acquisition as well as one-time restructuring costs.

Fourth quarter 2018 income from operations for M was $0.5 million and Adjusted EBITDA was $33.2 million.

X
Total revenues for X for the fourth quarter of 2018 were $49.4 million, up 1.2%, primarily driven by the impact of the VPMC and BestReviews acquisitions, as well as core growth in Digital Only Subscription revenue, partially offset by the Cars.com impact and the extra week in 2017. Fourth quarter 2018 advertising revenues for X decreased 33.3% year-over-year primarily due to the change in the Company’s Cars.com arrangement, the extra week in 2017 as well as from lower page views resulting from social media and search algorithm changes. Content revenues in the fourth quarter of 2018, which includes digital-only subscriptions, content syndication and commerce revenues, increased by 144.8% year-over-year. Excluding the impact of the VPMC and BestReviews acquisitions, content revenues would have been up organically 23.7%.

Fourth quarter 2018 income from operations for X was $6.3 million versus a loss of $0.9 million in the fourth quarter of 2017. Adjusted EBITDA was $14.3 million, up $10.3 million compared to the fourth quarter of 2017.

Digital-only subscribers grew to 250,000, up 47% from the prior year and up 10% sequentially from the third quarter of 2018.

2019 Outlook
The Company expects full year 2019 Adjusted EBITDA will be a range of $100 million to $105 million.

For the first quarter of 2019, the Company expects revenue to range from $235 million to $240 million and Adjusted EBITDA to range from $18 million to $19 million versus $8.4 million in the first quarter of 2018.

Stock Repurchase Authorization

On March 13, 2019, Tribune Publishing also announced that the Company’s Board of Directors authorized a stock repurchase program under which, the Company may purchase up to $25 million of its outstanding common stock over the next two years.  The purchases may be made in open-market transactions or privately negotiated transactions and may be made from time to time depending on market conditions, share price, trading volume, cash needs and other business factors.

The authorization reflects the progress the Company has made over the last several years to reduce debt and strengthen its balance sheet as well as the Company’s confidence in its ability to generate strong cash flow to support balanced capital allocation including continued investments in the business and the return of capital to shareholders.

Conference Call Details
Tribune Publishing will host a conference call to discuss the Company’s fourth quarter 2018 results at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Wednesday, March 13, 2019. The conference call may be accessed via Tribune Publishing’s Investor Relations website at investor.tribpub.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 3176871. An archived version of the webcast will also be available for one year on the Tribune Publishing website. To access the replay via telephone, available until March 20, 2019, dial 855.859.2056 (404.537.3406 for international callers), conference ID 3176871.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends, and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to develop and grow our online businesses; changes in newsprint price; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interests may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward-looking. Whether or not any such forward-looking statements, in fact, occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing (NASDAQ:TPCO) is a media company rooted in award-winning journalism.  Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun,  Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant.

Tribune Publishing also operates Tribune Content Agency and is majority owner of BestReviews.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Terry Jimenez
Tribune Publishing, EVP/CFO
312.222.5787
tjimenez@tribpub.com

Media Contact:
Tilden Katz
Tribune Publishing Corporate Communications
312.606.2614
tilden.katz@fticonsulting.com
Source: Tribune Publishing

###

Exhibits:
Condensed Consolidated Statements of Income (Loss)
Segment Income, Expenses, and Non-GAAP Reconciliations
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations - Loss from Continuing Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations - Loss from Continuing Operations to Adjusted Net Income (Loss) from continuing operations and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended		Year Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

Operating revenues	$283,496	$295,888	$1,030,669	$1,015,453

Operating expenses	287,392	290,292	1,076,881	1,006,523

Income (loss) from operations	(3,896)	5,596	(46,212)	8,930

Interest expense, net	320	(7,024)	(11,353)	(26,334)
Loss on early extinguishment of debt	—	—	(7,666)	—
Premium on stock buyback	—	—	—	(6,031)
Loss on equity investments, net	(40)	(701)	(1,868)	(2,725)
Other income, net	3,570	2,882	14,513	3,535
Income (loss) from continuing operations before income taxes	(46)	753	(52,586)	(22,625)
Income tax (benefit) expense	(4,004)	5,576	(12,723)	7,188
Income (loss) from continuing operations	3,958	(4,823)	(39,863)	(29,813)
Income (loss) from discontinued operations, net of taxes	(1,155)	4,450	289,510	35,348
Net income (loss)	2,803	(373)	249,647	5,535
Less: Income attributable to non-controlling interests	385	—	856	—
Net income (loss) attributable to Tribune common stockholders	$2,418	$(373)	$248,791	$5,535

Net income (loss) attributable to Tribune per common share - Basic
Income (loss) from continuing operations	$0.10	$(0.14)	$(1.15)	$(0.88)
Income (loss) from discontinued operations	(0.03)	0.13	8.20	1.04
Net income (loss) attributable to Tribune per common share - Basic	$0.07	$(0.01)	$7.05	$0.16

Net income (loss) attributable to Tribune per common share - Diluted
Income (loss) from continuing operations	$0.10	$(0.14)	$(1.15)	$(0.88)
Income (loss) from discontinued operations	(0.03)	0.13	8.20	1.04
Net income (loss) attributable to Tribune per common share - Diluted	$0.07	$(0.01)	$7.05	$0.16

Weighted average shares outstanding:
Basic	35,575	33,610	35,268	33,996
Diluted	35,880	33,610	35,268	33,996

The tables below show the segmentation of income and expenses for the three and twelve months ended December 30, 2018 as compared to the three and twelve months ended December 31, 2017. For the three and twelve months ended December 30, 2018, the three-month period consists of 13 weeks and the twelve-month period consists of 52 weeks. For the three and twelve months ended December 31, 2017, the three-month period consists of 14 weeks and the twelve-month period consists of 53 weeks

	M		X		Corporate and Eliminations		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	Dec. 30, 2018	Dec. 31, 2017	Dec. 30, 2018	Dec. 31, 2017	Dec. 30, 2018	Dec. 31, 2017	Dec. 30, 2018	Dec. 31, 2017
Total revenues	$227,176	$247,843	$49,423	$48,832	$6,897	$(787)	$283,496	$295,888
Operating expenses	226,661	222,613	43,150	49,781	17,581	17,898	287,392	290,292
Income (loss) from operations	515	25,230	6,273	(949)	(10,684)	(18,685)	(3,896)	5,596
Depreciation and amortization	5,306	3,815	6,491	4,551	3,898	3,835	15,695	12,201
Impairment	1,872	—	—	—	—	—	1,872	—
Adjustments	25,550	7,261	1,535	437	5,701	9,686	32,786	17,384
Adjusted EBITDA	$33,243	$36,306	$14,299	$4,039	$(1,085)	$(5,164)	$46,457	$35,181

	M		X		Corporate and Eliminations		Consolidated
	Year Ended		Year Ended		Year Ended		Year Ended
	Dec. 30, 2018	Dec. 31, 2017	Dec. 30, 2018	Dec. 31, 2017	Dec. 30, 2018	Dec. 31, 2017	Dec. 30, 2018	Dec. 31, 2017
Total revenues	$851,069	$854,840	$165,612	$163,977	$13,988	$(3,364)	$1,030,669	$1,015,453
Operating expenses	846,122	792,665	152,698	161,783	78,061	52,075	1,076,881	1,006,523
Income (loss) from operations	4,947	62,175	12,914	2,194	(64,073)	(55,439)	(46,212)	8,930
Depreciation and amortization	17,419	16,415	19,819	15,299	16,024	15,592	53,262	47,306
Impairment	1,872	—	—	—	—	—	1,872	—
Adjustments	41,476	17,227	9,272	3,612	34,186	22,707	84,934	43,546
Adjusted EBITDA	$65,714	$95,817	$42,005	$21,105	$(13,863)	$(17,140)	$93,856	$99,782

Segment M

	Three Months Ended			Year Ended
	Dec. 30, 2018	Dec. 31, 2017	% Change	Dec. 30, 2018	Dec. 31, 2017	% Change
Operating revenues:
Advertising	$101,258	$111,079	(8.8%)	$355,790	$380,214	(6.4%)
Circulation	89,089	94,096	(5.3%)	349,975	319,727	9.5%
Other	36,829	42,668	(13.7%)	145,304	154,899	(6.2%)
Total revenues	227,176	247,843	(8.3%)	851,069	854,840	(0.4%)
Operating expenses	226,661	222,613	1.8%	846,122	792,665	6.7%
Income from operations	515	25,230	(98.0%)	4,947	62,175	(92.0%)
Depreciation and amortization	5,306	3,815	39.1%	17,419	16,415	6.1%
Impairment	1,872	—	*	1,872	—	*
Adjustments	25,550	7,261	*	41,476	17,227	*
Adjusted EBITDA	$33,243	$36,306	(8.4%)	$65,714	$95,817	(31.4%)

* Represents positive or negative change in excess of 100%

Segment X

	Three Months Ended			Year Ended
	Dec. 30, 2018	Dec. 31, 2017	% Change	Dec. 30, 2018	Dec. 31, 2017	% Change
Operating revenues:
Advertising	$26,239	$39,361	(33.3%)	$98,023	$130,376	(24.8%)
Content	23,184	9,471	*	67,589	33,601	*
Total revenues	49,423	48,832	1.2%	165,612	163,977	1.0%
Operating expenses	43,150	49,781	(13.3%)	152,698	161,783	(5.6%)
Income from operations	6,273	(949)	*	12,914	2,194	*
Depreciation and amortization	6,491	4,551	42.6%	19,819	15,299	29.5%
Adjustments	1,535	437	*	9,272	3,612	*
Adjusted EBITDA	$14,299	$4,039	*	$42,005	$21,105	99.0%

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	December 30, 2018	December 31, 2017
Assets
Current Assets:
Cash	$97,560	$185,351
Accounts receivable	145,463	122,501
Inventories	9,587	7,412
Prepaid expenses and other	18,197	29,663
Assets related to discontinued operations	—	61,778
Total current assets	270,807	406,705
Net Properties, Plant and Equipment	144,963	94,498
Other Assets
Goodwill	132,146	45,348
Intangible assets, net	77,229	64,996
Software, net	27,117	40,700
Restricted cash	43,947	—
Deferred income taxes	2,414	1,124
Other long-term assets	28,004	31,163
Assets related to discontinued operations	—	180,599
Total other assets	310,857	363,930
Total assets	$726,627	$865,133

Liabilities and Equity
Current Liabilities
Accounts payable	$70,555	$65,724
Employee compensation and benefits	61,001	49,262
Deferred revenue	51,114	50,314
Current portion of long-term debt	405	21,486
Other current liabilities	21,203	18,453
Liabilities associated with discontinued operations	6,249	55,665
Total current liabilities	210,527	260,904
Non-Current Liabilities
Pension and postretirement benefits payable	20,150	23,438
Deferred revenue	2,856	4,818
Long-term debt	6,799	331,065
Workers' compensation, general liability and auto insurance payable	30,606	33,452
Other obligations	42,621	25,119
Liabilities associated with discontinued operations	—	117,175
Total non-current liabilities	103,032	535,067
Noncontrolling interest	39,756	—
Equity
Total stockholders' equity	373,312	69,162
Total liabilities and equity	$726,627	$865,133

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)
Preliminary
Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA:

	Three months ended			Year Ended
	Dec. 30, 2018	Dec. 31, 2017	% Change	Dec. 30, 2018	Dec. 31, 2017	% Change
Income (loss) from continuing operations	$3,958	$(4,823)	*	$(39,863)	$(29,813)	33.7%
Income tax expense	(4,004)	5,576	*	(12,723)	7,188	*
Interest expense, net	(320)	7,024	*	11,353	26,334	(56.9%)
Loss on early extinguishment of debt	—	—	*	7,666	—	*
Premium on stock buyback	—	—	*	—	6,031	*
Loss on equity investments, net	40	701	(94.3%)	1,868	2,725	(31.4%)
Other income, net (1)	(3,570)	(2,882)	23.9%	(14,513)	(3,535)	*
Income (loss) from operations	(3,896)	5,596	*	(46,212)	8,930	*
Depreciation and amortization	15,695	12,201	28.6%	53,262	47,306	12.6%
Impairment	1,872	—	*	1,872	—	*
Restructuring and transaction costs(2)	29,846	11,436	*	74,481	30,890	*
Litigation settlement(3)	—	3,000	*	—	3,000	*
Stock-based compensation	2,940	2,624	12.0%	10,453	9,255	12.9%
Employee voluntary separation program	—	324	*	—	401	*
Adjusted EBITDA	$46,457	$35,181	32.1%	$93,856	$99,782	(5.9%)
* Represents positive or negative change in excess of 100%
(1) - Effective January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2017-07, Topic 715, Compensation - Retirement Benefits; Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. ASU 2017-07 requires certain components of net benefit costs to be presented outside of income from operations. The standard required retrospective application. Accordingly amounts presented in the prior period have been adjusted to conform with the standard.

(2) -
Restructuring and transaction costs include costs related to Tribune's internal restructuring, such as severance related to the IT outsourcing efforts, charges associated with vacated space and costs related to completed and potential acquisitions.

(3) -	Adjustment to litigation settlement reserve.
Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses:

	Three Months Ended December 30, 2018			Three Months Ended December 31, 2017
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$118,102	$(50,405)	$67,697	$119,971	$(39,061)	$80,910
Newsprint and ink	17,786	(4,799)	12,987	17,842	(4,684)	13,158
Outside services	86,455	(19,607)	66,848	91,609	(22,424)	69,185
Other	47,482	(15,711)	31,771	48,669	(7,546)	41,123
Depreciation and amortization	15,695	(15,695)	—	12,201	(12,201)	—
Impairment	1,872	(1,872)	—	—	—	—

Total operating expenses	$287,392	$(108,089)	$179,303	$290,292	$(85,916)	$204,376

	Year Ended December 30, 2018			Year Ended December 31, 2017
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$443,084	$(135,935)	$307,149	$406,279	$(60,048)	$346,231
Newsprint and ink	66,134	(17,317)	48,817	59,241	(5,538)	53,703
Outside services	348,827	(76,002)	272,825	331,202	(56,047)	275,155
Other	163,702	(49,152)	114,550	162,495	(11,954)	150,541
Depreciation and amortization	53,262	(53,262)	—	47,306	(47,306)	—
Impairment	1,872	(1,872)	—	—	—	—

Total operating expenses	$1,076,881	$(333,540)	$743,341	$1,006,523	$(180,893)	$825,630
Adjusted Total Operating Expenses
Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation, the additional expenses related to the 2018 and 2017 acquisitions (e.g. same-store), the impact of the TSA expenses in 2018, the impact of the Cars.com conversion in 2018 and the impact of the 53rd week in the fourth quarter of 2017. Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS:

	Three months ended
	December 30, 2018		December 31, 2017
	Earnings	Diluted EPS	Earnings	Diluted EPS
Income (loss) from continuing operations - GAAP	$3,958	$0.10	$(4,823)	$(0.14)
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	21,549	0.60	8,257	0.25
Employee voluntary separation program	—	—	234	0.01
Adjusted income from continuing operations - Non-GAAP	$25,507	$0.71	$3,668	$0.11

	Year Ended
	December 30, 2018		December 31, 2017
	Earnings	Diluted EPS	Earnings	Diluted EPS
Loss from continuing operations - GAAP	$(39,863)	$(1.15)	$(29,813)	$(0.88)
Premium on stock buyback	—	—	6,031	0.18
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	53,775	1.52	22,303	0.66
Employee voluntary separation program	—	—	290	0.01
Adjusted income (loss) from continuing operations - Non-GAAP	$19,447	$0.55	$(1,189)	$(0.03)

Adjusted Income (Loss) from continuing operations and Adjusted Diluted EPS
Adjusted net income (loss) from continuing operations is defined as income from continuing operations- GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes.
Adjusted Diluted EPS computes Adjusted net income (loss) from continuing operations divided by diluted weighted average shares outstanding.
Management believes Adjusted Net income (loss) from continuing operations and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.